Exhibit 10.1

                                                                   April 8, 1998

Mr. James F. McConnell
14 Leeds Street
South Huntington, New York 11746

                                                    Re:  Retirement Agreement

Dear Jim:

This letter sets forth the terms of the agreement between Flushing Financial Corporation (the "Company"), Flushing Savings Bank, FSB (the "Bank") and you regarding your pending retirement. Capitalized terms used in this letter and not otherwise defined have the meanings given to them in your employment agreement with the Company, dated as of November 21, 1995, as amended through the date of this letter. For purposes of this letter, your employment agreement with the Company and your employment agreement with the Bank, dated as of November 21, 1995, as amended through the date of this letter, are collectively referred to as the "Employment Agreements".

1. Subject to the terms and conditions set forth in this letter, on October 1, 1998 (or such other date as may be agreed to by you, the Company and the Bank, your "Retirement Date"), you will retire from your positions of Chief Executive Officer and President of the Company and the Bank. On such date, the Company and/or the Bank shall pay you, in the aggregate, a one time payment of $750,000.00 (the "Waiver Payment") in consideration for your waiver set forth in Paragraph 2 of this letter. The Waiver Payment shall be made in immediately available funds wired to a bank account designated by you. Upon making the Waiver Payment on your Retirement Date, the Company and the Bank shall have no further obligations to you under this letter agreement or the Employment Agreements, other than as set forth in
      Section 8(a) in each of the Employment Agreements.

2. In anticipation of your pending retirement, the Boards of Directors of the Company and the Bank have determined that they will not extend the Employment Periods under the Employment Agreements. By signing this letter agreement, you agree to waive your rights under the Employment Agreements to treat such failure to extend the Employment Agreements as grounds for termination of your employment from the Company and/or the Bank for Good Reason.

3. In the event that you are terminated for Cause prior to the Retirement Date, the Company and the Bank shall have no further obligations to you under this letter agreement or the Employment Agreements, other than as set forth in Section 8(a) in each of the Employment Agreements.

4. In the event of your death before the Retirement Date, the Company shall promptly pay the Waiver Payment to your designated beneficiaries or, failing any designation, your estate. Upon making the waiver Payment upon your death, the Company and the Bank shall have no further obligations to you under this letter agreement or the Employment Agreements, other than as set forth in Section 5(b) and 9(b) in each of the Employment Agreements.

5. In the event that (i) a Change of Control occurs before the Retirement Date, (ii) you terminate your employment with the Company or the Bank before the Retirement Date on account of your voluntary resignation following an event that constitutes Good Reason, other than failure to extend the Employment Periods, or (iii) you are discharged by the Bank or the Company for any reason other than for (A) Cause or (B) your death or Disability, this letter agreement shall become null and void, and neither you, the Holding Company nor the Bank shall have any rights or obligations hereunder. In any such event your rights shall be determined under the Employment Agreements.

6. This Agreement was negotiated and prepared with the assistance of counsel to the Company and the Bank, and you understand and acknowledge that in providing such assistance, such counsel was representing the Company and the Bank. You represent that notwithstanding the recommendation of the Company and the Bank, you have elected not to seek representation by counsel in connection with the negotiation and preparation of this Agreement. You agree that in any dispute or litigation based on, or arising out of, under, or in connection with the Agreement, you hereby expressly and irrevocably waive any objection you may have or hereafter may have regarding the fact that you were not represented by counsel in connection with the negotiation and preparation of this Agreement.

This letter agreement may not be altered, varied, revised or amended except by an instrument in writing signed by you, the Bank and the Company.

Please indicate your agreement with the foregoing by signing in the space provided below and returning a signed copy of this letter to each of the undersigned.


                                          Sincerely,

                                          FLUSHING FINANCIAL CORPORATION

                                          By:   /s/ Michael J. Hegarty
                                                ----------------------
                                                Name:  Michael J. Hegarty
                                                Title: Executive Vice President
                                                       and Corporate Secretary

                                          FLUSHING SAVINGS BANK, FSB

                                          By:   /s/ Anna M. Piacentini
                                                ----------------------
                                                Name:  Anna M. Piacentini
                                                Title: Senior Vice President

AGREED AND ACCEPTED

/s/ James F. McConnell
----------------------
James F. McConnell